Exhibit 10.4

TEGNA Inc. 7950 Jones Branch Drive McLean, Virginia 22107

May 31, 2017

JPMorgan Chase Bank, N.A.,

as Administrative Agent (as defined below)

383 Madison Avenue

New York, New York 10179

Cars.com Credit Agreement

Parent Guaranty

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Cars.com Inc., the Subsidiary Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and (ii) the Guaranty contained in Article III of the Credit Agreement. Capitalized terms used but not defined in this letter agreement (this “Parent Guaranty”) shall have the meanings assigned to them in the Credit Agreement.

In order to induce the Lenders to enter into the Credit Agreement, to make extensions of credit to the Borrower on the terms and conditions set forth in the Credit Agreement and to engage in the other transactions contemplated therein, the undersigned TEGNA Inc., a Delaware corporation (“Parent” and together with the Subsidiary Guarantors, the “Guarantors”) hereby agrees as follows:

SECTION 1.

a) The Guarantee. Parent hereby jointly and severally guarantees, together with the Subsidiary Guarantors, as a primary obligor and not merely as a surety, to the Administrative Agent, for the ratable benefit of each Guaranteed Party, the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Borrower Obligations, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”); provided, that for purposes of determining any Guaranteed Obligations of Parent, “Guaranteed Obligations” shall not create any guarantee by Parent of any Excluded Hedging Obligation.

b) For purposes hereof, “Excluded Hedging Obligation” shall mean any Hedging Obligation, if, and to the extent that, all or a portion of the guarantee of Parent of such Hedging Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of Parent’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of Parent becomes effective with respect to such Hedging Obligation (such determination being made after giving effect to any applicable keepwell, support or other agreement for the benefit of Parent). If a Hedging Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Hedging Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

c) Parent hereby further jointly and severally agrees, together with the Subsidiary Guarantors, that, if the Borrower or Subsidiary Guarantors shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, Parent will promptly pay the same, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of such Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

d) Obligations Unconditional. The obligations of Parent under Sections 1(a), (b) and (c) hereof constitute a guarantee of payment and to the fullest extent permitted by applicable law are absolute, irrevocable and unconditional and are joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the obligations of the Loan Parties under the Credit Agreement or any other agreement or instrument referred to therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense, set-off or counterclaim of a surety or guarantor, it being the intent of this Section 1(d) that the obligations of Parent hereunder shall be absolute, irrevocable and unconditional under any and all circumstances. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent hereunder, which shall remain absolute, irrevocable and unconditional as described above:

(i) at any time or from time to time, without notice to Parent, the time for any performance of or compliance with its Guaranteed Obligations shall be extended, or such performance or compliance shall be waived or released;

(ii) any of the acts mentioned in any of the provisions of the Credit Agreement or any other agreement or instrument referred to therein shall be done or omitted;

(iii) the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be modified, supplemented, amended or partially terminated in any respect, or any right under the Credit Agreement or any other agreement or instrument referred to therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations shall be released or exchanged in whole or in part or otherwise dealt with;

(iv) the Guaranteed Obligations at any time or from time to time shall exceed the amount of liability of Parent; or

(v) any guarantee or right of offset shall be sold off, exchanged, waived, surrendered or released.

e) Parent hereby expressly waives diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Administrative Agent, any Lender or any other Guaranteed Party exhaust any right, power or remedy or proceed against the Borrower under the Credit Agreement or any other agreement or instrument referred to therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. Parent waives, to the extent permitted by applicable law, any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Guaranteed Party upon this Parent Guaranty or acceptance of this Parent Guaranty, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Parent Guaranty, and all dealings between the Borrower and the Guaranteed Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Parent Guaranty. This Parent Guaranty shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by Guaranteed Parties, and the obligations and liabilities of Parent hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against the Borrower or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. Notwithstanding that from time to time during the term of the Credit Agreement there may be no Guaranteed Obligations outstanding, this Parent Guaranty shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon Parent and the successors and assigns thereof, and shall inure to the benefit of the Guaranteed Parties, until the earlier of (a) the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under the Credit Agreement and (b) the Release Date (as defined below).

f) Subrogation. Parent hereby agrees that, until the payment and satisfaction in full of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under the Credit Agreement, it shall not exercise any right or remedy arising by reason of any performance by it of its guarantee in Sections 1(a), (b) and (c) hereof, whether by subrogation or otherwise, against the Borrower or any guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations.

g) Remedies. Parent jointly and severally agrees, together with the Subsidiary Guarantors, that, as between Parent and the Lenders, the obligations of the Borrower under the Credit Agreement may be declared to be forthwith due and payable as provided in Article VIII of the Credit Agreement (and shall be deemed to have become automatically due and payable in the circumstances provided in Article VIII of the Credit Agreement) for purposes of Sections 1(a), (b) and (c) hereof, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Borrower and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Borrower) shall forthwith become due and payable by Parent for purposes of Sections 1(a), (b) and (c) hereof.

h) Instrument for the Payment of Money. Parent hereby acknowledges that this Parent Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Guaranteed Party, at its sole option, in the event of a dispute by Parent in the payment of any moneys due hereunder, shall have the right to proceed by motion for summary judgment in lieu of complaint pursuant to N.Y. Civ. Prac. L&R § 3213.

i) Continuing Guarantee. This Parent Guaranty is a continuing guarantee, and shall apply to all Guaranteed Obligations whenever arising.

j) Rights of Contribution. Parent hereby agrees, as among itself and the other Guarantors, that if any Guarantor shall become an Excess Funding Guarantor (as defined below) by reason of the payment by such Guarantor of any Guaranteed Obligations, then each other Guarantor shall, on demand of such Excess Funding Guarantor (but subject to the next sentence), pay to such Excess

Funding Guarantor an amount equal to such Guarantor’s Pro Rata Share (as defined below and determined, for this purpose, without reference to the properties, debts and liabilities of such Excess Funding Guarantor) of the Excess Payment (as defined below) in respect of such Guaranteed Obligations. The payment obligation of a Guarantor to any Excess Funding Guarantor under this Section 1(j) shall be subordinate and subject in right of payment to the prior payment in full of the obligations of such Guarantor under the other provisions of this Parent Guaranty and such Excess Funding Guarantor shall not exercise any right or remedy with respect to such excess until payment and satisfaction in full of all of such obligations. For purposes of this Section 1(j), (i) “Excess Funding Guarantor” means, in respect of any Guaranteed Obligations, a Guarantor that has paid an amount in excess of its Pro Rata Share of such Guaranteed Obligations, (ii) “Excess Payment” means, in respect of any Guaranteed Obligations, the amount paid by an Excess Funding Guarantor in excess of its Pro Rata Share of such Guaranteed Obligations and (iii) “Pro Rata Share” means, for any Guarantor, the ratio (expressed as a percentage) of (x) the amount by which the aggregate fair saleable value of all properties of such Guarantor (excluding any shares of stock or other equity interest of any other Guarantor) exceeds the amount of all the debts and liabilities of such Guarantor (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of such Guarantor hereunder and any obligations of any other Guarantor that have been Guaranteed by such Guarantor) to (y) the amount by which the aggregate fair saleable value of all properties of the Borrower and all of the Guarantors exceeds the amount of all the debts and liabilities (including contingent, subordinated, unmatured and unliquidated liabilities, but excluding the obligations of Parent and the Loan Parties hereunder and under the other Loan Documents) of all of the Guarantors, determined (A) with respect to any Guarantor that is a party hereto or the Credit Agreement on the Closing Date, as of the Closing Date, and (B) with respect to any other Guarantor, as of the date such Guarantor becomes a Guarantor under the Credit Agreement.

k) General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate, limited partnership or limited liability company law, or any state or Federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of Parent under Sections 1(a), (b) and (c) hereof would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Sections 1(a), (b) and (c) hereof, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Parent, any Lender, the Administrative Agent or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

l) Information. Parent assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that Parent assumes and incurs under this Parent Guaranty, and agrees that none of the Administrative Agent, any Issuing Lender or any Lender shall have any duty to advise Parent of information known to it regarding those circumstances or risks.

m) Release. The parties hereto hereby agree that upon the occurrence of (x) the Spin-Off pursuant to the Form 10 filed by the Borrower with the SEC on September 7, 2016, as amended on November 2, 2016 and as further amended on February 3, 2017, April 12, 2017, April 27, 2017 and May 4, 2017 and (y) to the extent the Borrower and any of its subsidiaries have guaranteed the Parent Debt, the release of all guarantees made by the Borrower and any of its subsidiaries in respect of the Parent Debt (the date on which the events set forth in the foregoing clauses (x) and (y) shall have occurred, the “Release Date”), Parent shall be automatically released from its obligations under this Parent Guaranty and cease to be a guarantor of the Guaranteed Obligations without any further action or notice.

SECTION 2. Parent hereby represents and warrants as to itself on the date hereof that:

a)	Parent (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite organizational power and authority to carry on its business as now conducted and (c) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (as defined below), is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

b)	The execution, delivery and performance by Parent of this Parent Guaranty are within Parent’s corporate powers and have been duly authorized by all necessary corporate and, if required, by all necessary shareholder or other organizational action. This Parent Guaranty been duly executed and delivered by Parent and constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

c)	The execution, delivery and performance by Parent of this Parent Guaranty (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except for (i) such consents, approvals, registrations, filings, or other actions as have been obtained or made and are in full force and effect and (ii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) will not violate any Requirement of Law and (c) will not violate or result in a default under any Contractual Obligation upon Parent or its assets, or give rise to a right thereunder to require any payment to be made by Parent, in the case of this clause (c), except to the extent such violation, default or right to require payment could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

d)	Parent has implemented and maintains in effect policies and procedures designed to ensure compliance by Parent, its Subsidiaries (as used in this Section 2(d), as defined in the Parent Credit Agreement referenced below) and their respective directors, officers, employees and agents with Anti-Corruption Laws (as used in this Section 2(d), as defined in the Parent Credit Agreement) and applicable Sanctions (as used in this Section 2(d), as defined in the Parent Credit Agreement), and Parent, its Subsidiaries and their respective officers, and to the knowledge of Parent, its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. For purposes of this Section 2(d), “Parent Credit Agreement” means that certain Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof), among Parent, as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the lenders party thereto and the other parties party thereto.

e)	Upon the occurrence of the Spin-Off, to the extent Borrower and any of its subsidiaries have guaranteed the Parent Debt, all guarantees made by the Borrower and any of its subsidiaries pursuant to the Parent Debt shall automatically be released.

SECTION 3. For purposes of this Parent Guaranty, “Material Adverse Effect” means a material adverse effect on (a) the business, property, operation or condition (financial or otherwise) of Parent and its Subsidiaries taken as a whole, (b) the ability of Parent to perform its obligations hereunder or (c) the validity or enforceability of this Parent Guaranty or the rights or remedies of the Guaranteed Parties hereunder.

SECTION 4. In furtherance of the foregoing, Parent hereby agrees to deliver a certificate of the Secretary, Assistant Secretary or other authorized officer of Parent dated as of the date hereof and certifying:

a)	that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of Parent authorizing the execution, delivery and performance by Parent of this Parent Guaranty and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the date hereof;

b)	as to the incumbency and specimen signature of each officer or authorized signatory executing this Parent Guaranty on behalf of Parent;

c)	that attached thereto is a true and complete copy of the Certificate of Incorporation of Parent as in effect on the date hereof; and

d)	that attached thereto is a true and complete copy of the By-Laws of Parent as in effect on the date hereof.

SECTION 5. The address of Parent for purposes of all notices, other communications and service of process under the Loan Documents is the address set forth on the signature page hereto or such other address as Parent may from time to time notify the Administrative Agent in writing from time to time.

SECTION 6. This Parent Guaranty may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Parent and the Administrative Agent.

SECTION 7. This Parent Guaranty may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Parent Guaranty by email or telecopy shall be effective as delivery of a manually executed counterpart of this Parent Guaranty.

SECTION 8. All covenants, agreements, representations and warranties made by Parent herein and in the certificates or other instruments delivered in connection with or pursuant to this Parent Guaranty shall be considered to have been relied upon by the other parties hereto and to the Credit Agreement and shall survive the execution and delivery of this Parent Guaranty and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Lender or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect until the earlier of (a) the Release Date and (b) the date on which no principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and the Commitments have expired or terminated.

SECTION 9. (a) This Parent Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b) Submission to Jurisdiction. Each Person party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Parent Guaranty and the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Parent Guaranty or in any other Loan Document will prevent the Administrative Agent, any Issuing Lender or any Lender from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established.

(c) Waiver of Venue. Each Person party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Parent Guaranty or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Service of Process. Each party to this Parent Guaranty irrevocably consents to service of process in the manner provided for notices in Section 10.01 of the Credit Agreement. Nothing in this Parent Guaranty will affect the right of any party to this Parent Guaranty to serve process in any other manner permitted by law.

SECTION 10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PARENT GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PARENT GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 11. For the avoidance of doubt, Parent shall be automatically released from its obligations under this Parent Guaranty and cease to be a guarantor of the Obligations upon the occurrence of the conditions set forth in Section 1(m) above and this Parent Guaranty shall be a “Loan Document” until such time as Parent is so released.

[Signature pages follow]

IN WITNESS WHEREOF, Parent has caused this Parent Guaranty to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

Very truly yours,

TEGNA INC.

By	/s/ Michael A. Hart
Name: Michael A. Hart
Title: Vice President and Treasurer

Address for Notices:

TEGNA Inc.

Attn: Treasurer

7950 Jones Branch Drive

McLean, Virginia 22107

[Signature Page to Parent Guaranty]

Accepted and agreed to as of

the date first written above:

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By	/s/ Davide Migliardi
Name: Davide Migliardi
Title: Vice President

[Signature Page to Parent Guaranty]